EXHIBIT 21
CIRCOR International, Inc.
SCHEDULE OF SUBSIDIARIES – As of 12/31/2020

I.Subsidiaries of CIRCOR International, Inc.:
1.CIRCOR, LLC, a Massachusetts Limited Liability Company
2.CIRCOR (Jersey) Ltd., a Jersey Company* (83% ownership)
3.CIRCOR Aerospace, Inc., a Delaware Corporation
4.CIRCOR Dutch Holdings B.V., a Netherlands Limited Liability Company
5.CIRCOR Energy, LLC., a Delaware Limited Liability Company*
6.CIRCOR Energy Products (Canada) ULC, an Alberta Unlimited Liability Company*
7.CIRCOR France SAS, a French Corporation*
8.CIRCOR German Holdings Management GmbH, a German Closed Corporation*
9.CIRCOR Holdings, Inc., a Delaware Corporation*
10.CIRCOR Luxembourg Holdings Sarl, a Luxembourg Limited Liability Company* (21.1524%)
11.CIRCOR Naval Solutions, LLC, a Delaware Limited Liability Company
12.CIRCOR Pipeline Engineering, LLC, a Delaware Limited Liability Company*
13.CIRCOR Precision Metering, LLC, a Delaware Limited Liability Company
14.CIRCOR Pumps North America, LLC, a Delaware Limited Liability Company
15.Downstream Holding, LLC, a Delaware Limited Liability Company*
16.Leslie Controls, Inc., a Delaware Corporation
17.Spence Engineering Company, Inc., a Delaware Corporation*

II.Subsidiaries of CIRCOR Aerospace, Inc.:
1.CIRCOR IP Holdings Co., a Delaware Corporation*

III.Subsidiaries of CIRCOR Energy, LLC:
1.CIRCOR Energy Products, LLC, an Oklahoma Limited Liability Company*
2.CIRCOR Mexico, S.A. de C.V., a Mexico Corporation* (99%)
3.CIRCOR Empleados de Mexico S.A. de C.V., a Mexico Corporation* (99%)

IV.Subsidiaries of CIRCOR Energy Products, LLC:
1.CIRCOR Mexico, S.A. de C.V., a Mexico Corporation (1%)
2.CIRCOR Empleados de Mexico S.A. de C.V., a Mexico Corporation* (1%)

V.Subsidiaries of CIRCOR (Jersey), Ltd.:
a.CIRCOR German Holdings, LLC, a Delaware Limited Liability Company*
2.    CIRCOR Singapore Pte Ltd, a Singapore Private Limited Company*

VI.Subsidiaries of CIRCOR German Holdings, LLC:
1.        CIRCOR German Holdings GmbH & Co. KG, a German Private Company*

VII.Subsidiaries of CIRCOR German Holdings GmbH & Co. KG:
1.Allweiler GmbH, a Germany Corporation
2.Regeltechnik Kornwestheim GmbH, a German Corporation
3.SCHROEDAHL-ARAPP Spezialarmaturen GmbH & Co. KG, a German Corporation

VIII.Subsidiaries of CIRCOR Luxembourg Holdings, Sarl.:
1.CIRCOR do Brasil Particpaçöes LTDA, a Brazilian Corporation*
2.CIRCOR (Barbados) Holdings SARL, a Barbados Corporation*

3.CIRCOR India Holdings BV, a Netherlands Corporation*
4.CIRCOR Middle East FZE, a United Arab Emirates Corporation*
5.Howitzer Acquisition Limited, a United Kingdom Corporation*

IX.Subsidiaries of CIRCOR do Brasil Particpaçöes LTDA.:
1.    CIRCOR do Brasil Industria e Comercio LTDA, a wholly owned subsidiary of CIRCOR do Brasil Participacoes LTDA*

X.Subsidiaries of CIRCOR Energy Products (Canada) ULC, an Alberta Unlimited Liability Company:
a.Imo Industries (Canada) Inc., a Canadian Corporation*
b.CIRCOR Luxembourg Holdings Sarl, a Luxembourg Limited Liability Company* (78.8476%)

XI.Subsidiaries of Howitzer Acquisition Limited, a United Kingdom Corporation:
1.Hale Hamilton (Valves) Limited, a United Kingdom Corporation
2.Pipeline Engineering & Supply Co., Limited, a United Kingdom Corporation
3.TapcoEnpro UK Limited, a United Kingdom Corporation*

XII.Subsidiaries of CIRCOR India Holdings BV, a Netherlands Corporation:
1.CIRCOR Flow Technologies India Private Ltd, an Indian Private Corporation
2.CIRCOR India LLC, a Delaware Limited Liability Company*

XIII.Subsidiaries of CIRCOR France, a French Corporation
1.CIRCOR Bodet SAS, a French Corporation*
2.CIRCOR Industria SAS, a French Corporation
3.CIRCOR Maroc SARL A.U., a Moroccan Corporation

XIV.Subsidiaries of Downstream Holding, LLC, a Delaware Limited Liability Company:
a.DeltaValve, LLC, a Delaware Limited Liability Company
b.TapcoEnpro, LLC, a Delaware Limited Liability Company

XV.Subsidiaries of CIRCOR Holdings, Inc.:
c.CIRCOR Netherlands Holdings B.V., a Netherlands Limited Liability Corporation

XVI.Subsidiaries of CIRCOR Netherlands Holdings B.V.
d.CIRCOR Valve Company, Ltd., a Chinese Foreign Owned Enterprise*

XVII.Subsidiaries of CIRCOR Dutch Holdings B.V.
e.Allweiler India Private Limited (formerly known as Tushaco Pumps Private Limited) (99.999%), an Indian Private Corporation
f.CIRCOR Netherlands II Holdings BV, a Netherlands Corporation
g.CIRCOR Pump (Weihai) Company Ltd., a Chinese Foreign Owned Enterprise*
h.Colfax Fluid Handling Middle East Ltd., an England/Wales Corporation*

XVIII.Subsidiaries of Netherlands II Holdings BV, a Netherlands Corporation:
1.Houttuin BV, a Netherlands Corporation*
2.SES-Rosscor Holding B.V., a Netherlands Corporation* (19.9%)

XIX.Subsidiaries of Allweiler GmbH
1.Allweiler A/S, a Norway Entity
2.Allweiler AlFarid Pumps Co. (28%), a United Arab Emirates Entity*

3.Allweiler Finland Oy AB, a Finland Entity*
4.CIRCOR Allweiler Imo SpA, a Italian Entity
5.CIRCOR Imo Allweiler, a France Entity*
6.IMO AB, a Sweden Entity
7.PD-Technik Ingenieurbüro GmbH, a German Entity
8.Rapid Allweiler Pumps & Engineering Company (Pty) Ltd. (35%), a South African Private Corporation

XX.Subsidiaries of CIRCOR Naval Solutions, LLC
1.CIRCOR Sub Holding, LLC, a Delaware Limited Liability Company

XXI.Subsidiaries of CIRCOR Sub Holding, LLC
1.CIRCOR Sub Ltd., a England / Wales Corporation
2.Portland Valve LLC, a Delaware Limited Liability Company

XXII.Subsidiaries of Hale Hamilton (Valves) Limited
1.CIRCOR Energy Gulf Arabia (75%), a United Arab Emirates Corporation

*Subsidiaries designated as Immaterial Subsidiaries